SCHEDULE 14A (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant     ☐

Check the appropriate box

☐ Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

VAXGEN, INC.
 (Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):
☑       No fee required.
☐       Fee computed on table below per Exchange Act Rules 14a-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 11, 2010

Dear Stockholder,

You should have recently received proxy materials in connection with a special meeting of stockholders of VaxGen, Inc. to be held on Wednesday, February 3, 2010, and according to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

VaxGen, Inc is asking stockholders to vote on Proposal 1: To adopt the Agreement and Plan of Merger dated as of October 14, 2009 by and among OXiGENE, Inc., VaxGen. Inc., OXiGENE Merger Sub, Inc. and James Panek as the VaxGen stockholder representative, and the transactions contemplated thereby, including the merger; and Proposal 2: To adjourn the VaxGen special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal. Please refer to the proxy materials previously mailed to you for additional information.

Since the required vote to approve Proposal 1 is an affirmative vote of one-half of all shares outstanding and eligible to vote, your failure to vote would have the same effect of as a vote “AGAINST” this proposal.

The Board of Directors fully recommends a “FOR” vote on both proposals.

The VaxGen board of directors and its advisors conducted an extensive process to evaluate public and private alternatives largely within the healthcare field (over 80 companies) for potential combination transactions, as well as the liquidation of VaxGen.  The VaxGen board concluded that the proposed merger with OXiGENE represented the best available  alternative for VaxGen stockholders and one that could create stockholder value within a reasonable time period of less than 5 years.

In coming to this conclusion, the VaxGen board considered the strategic and economic benefits of the merger, including the following:

•	the multiple, large market opportunities that could be pursued with the development of both Zybrestat and OXI 4503;
•
the ability of the combined company, with its strengthened balance sheet, to advance the development of both clinical assets through important clinical milestones in 2010, which have the potential to create stockholder value;

•
VaxGen stockholders would initially receive approximately .47 shares of OXiGENE stock for every share of VaxGen stock, and that as stockholders of the combined company, would enjoy greater liquidity from the larger stockholder base and NASDAQ listing of the combined company; and,

•
the potential exposure of VaxGen stockholders to the liability associated with VaxGen’s leased facilities would be capped at $10,480,000, and up to an additional 2,657,548 escrowed shares of OXiGENE (an additional 0.08 OXGN shares per share of VXGN) would be issued to VaxGen stockholders if the lease liability can be reduced to between $6,600,000 and $10,480,000 within two years.

379 Oyster Point Blvd. Suite 10, South San Francisco, CA 94080

The VaxGen board of directors analyzed the potential return to Vaxgen stockholders in the event of a liquidation of the company, and determined that the liquidation alternative was less attractive to the Vaxgen stockholders than the proposed merger with OXiGENE.  In reaching its conclusion, VaxGen management and its advisors estimated the potential net proceeds of liquidation as well as the inherent risks, uncertainties and timing associated with the liquidation process. The most significant uncertainty associated with liquidation is the expense associated with negotiating a termination of the facility leases and associated liabilities.  VaxGen estimated that the net proceeds available for distribution upon liquidation would range between $0.29 and $0.61 per share, with a likely distribution of approximately $0.49 per share.  At this time, the potential distribution upon liquidation would be reduced due to recent expenses associated with this transaction, potential break-up fees, and the additional time and expense associated with pursuing liquidation in the event that the merger is not approved by stockholders.

Therefore, the VaxGen Board of Directors asks that you carefully evaluate the information you have been provided, and fully recommends a “FOR” vote on both proposals.

Regardless of the number of shares you own, it is important that they be represented at the special shareholders meeting. Your vote matters to us and we need your support.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special stockholders meeting:

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card and follow the instructions on the website.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special stockholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, The Altman Group, Toll-Free at 866-521-4427 between the hours of  9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

We appreciate your support.

Sincerely,

James P. Panek
President, VaxGen, Inc.

379 Oyster Point Blvd. Suite 10, South San Francisco, CA 94080

Important Additional Information Has Been Filed with the SEC

This communication may be deemed to be solicitation material regarding the proposed acquisition of VaxGen by OXiGENE. In connection with the proposed merger, OXiGENE has filed with the SEC a registration statement on Form S-4, which includes a joint proxy statement/prospectus of OXiGENE and VaxGen and other relevant materials in connection with the proposed transactions. Each of OXiGENE and VaxGen intend to file with the SEC other documents regarding the proposed transaction. THE FINAL JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN MAILED TO THE STOCKHOLDERS OF OXiGENE AND VAXGEN. STOCKHOLDERS OF OXiGENE AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OXiGENE, VAXGEN AND THE PROPOSED TRANSACTION.

The proxy statement/prospectus and other relevant materials, and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request to VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations and may obtain free copies of the documents filed with the SEC by OXiGENE by directing a written request to OXiGENE, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080, Attention: Investor Relations.

Participants in the Solicitation

VaxGen and OXiGENE and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of OXiGENE and VaxGen in connection with the proposed merger. Information about the executive officers and directors of OXiGENE and their ownership of OXiGENE common stock is set forth in OXiGENE’s annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 7, 2009. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009 and the proxy statement for VaxGen’s 2008 annual meeting of stockholders, filed with the SEC on November 12, 2008. Certain directors and executive officers of VaxGen may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the OXiGENE or VaxGen participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Stockholders may obtain additional information regarding the direct and indirect interests of OXiGENE, VaxGen and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus.

Safe Harbor for Forward-Looking Statements

Investors and stockholders of VaxGen are cautioned that statements in this letter that are not strictly historical statements, including, without limitation, statements regarding, the likelihood and timing of satisfaction of any condition for release of milestone shares and the receipt of any additional shares in connection therewith and any range of per share values which stockholder could receive on a liquidation of VaxGen constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of OXiGENE and VaxGen that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of merger, uncertainties as to how many VaxGen stockholders will vote in favor of the Merger, changes in VaxGen’s or OXiGENE’s business during the period between the date hereof and the closing that could cause a condition to closing not to be satisfied, adverse reactions to the proposed transaction by stockholders of VaxGen or OXiGENE or others, and risks associated with litigation, as well as other factors detailed in VaxGen’s filings with the SEC, including VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings. 2

379 Oyster Point Blvd. Suite 10, South San Francisco, CA 94080